UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2005
BROOKTROUT, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-20698	04-2814792

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
250 First Avenue, Needham, Massachusetts 02494

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (781) 449-4100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex 2.1 Agreement and Plan of Merger, dated as of August 18, 2005
Ex-10.1 Amendment No. 2 to Shareholder's Rights Agreement, dated as of August 18, 2005
Ex-10.2 Non-Competition and Non-Solicitation Agreement
Ex-10.3 Non-Competition and Non-Solicitation Agreement
Ex-99.1 Press Release dated August 18, 2005
Ex-99.2 The Brooktrout-EAS Acquisition At-A-Glance

Item 1.01. Entry into a Material Definitive Agreement
     On August 18, 2005, Brooktrout, Inc., a Massachusetts corporation (“Brooktrout”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EAS Group, Inc., a Delaware corporation (the “Buyer”), XL Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of the Buyer (the “Subsidiary”). Under the Merger Agreement, the Subsidiary will be merged with and into Brooktrout, with Brooktrout continuing after the merger as the surviving corporation and a wholly owned subsidiary of the Buyer. At the effective time of the merger, each outstanding share of Brooktrout’s common stock, par value $.01 per share, will be converted into the right to receive $13.05 in cash. Also at the effective time of the merger, each outstanding option to purchase Brooktrout common stock will be terminated and cancelled. Holders of options that would have been vested as of the effective time of the merger but for such termination and cancellation (after giving effect to the terms of any option or other agreement providing for acceleration of a particular holder’s options as a result of the merger) will be entitled to receive a cash payment for each vested option equal to the product of (i) the amount by which (A) $13.05 exceeds (B) the exercise price per share of such vested option, multiplied by (ii) the total number of shares of Brooktrout common stock underlying such vested options. Holders of unvested cancelled options shall participate in an incentive plan of the Buyer to be determined by the Buyer’s board of directors.
     The Merger Agreement has been unanimously approved by Brooktrout’s board of directors. The transactions contemplated by the Merger Agreement are subject to approval by the holders of at least two-thirds of the outstanding shares of Brooktrout’s common stock. The transactions contemplated by the Merger Agreement are also subject to customary closing conditions. The merger is expected to close in the fall of 2005.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     In connection with the execution of the Merger Agreement, Brooktrout’s directors and executive officers executed a stockholder voting agreement with the Buyer to vote their shares of common stock in favor of the proposed merger and against any other proposal or offer to acquire Brooktrout (collectively, the “Voting Agreements”). Based on share ownership information set forth in Brooktrout’s definitive proxy statement for the 2005 annual meeting of shareholders, the outstanding shares subject to the Voting Agreements (excluding currently exercisable options) represent, in the aggregate, approximately 7.1% of the outstanding shares of Brooktrout’s common stock as of the date hereof. If the Merger Agreement is terminated for any reason, the Voting Agreements will also terminate.
     In connection with the execution of the Merger Agreement, on August 18, 2005, Brooktrout entered into an amendment to its existing shareholder rights agreement with EquiServe Trust Company, N.A. to (i) exempt the Buyer from the definition of “Acquiring Person” thereunder, (ii) provide that no person shall be declared an “Adverse Person” thereunder in connection with the execution, delivery and performance of the Merger Agreement, and (iii) terminate the rights granted under such agreement immediately prior to the effective time of the merger. This amendment to the shareholder rights agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
     In addition, at the request of the Buyer and in connection with the execution of the Merger Agreement, on August 18, 2005, Brooktrout entered into a non-competition and non-solicitation agreement, to be effective at the effective time of the merger, with each of Eric R. Giler, Brooktrout’s President and Chief Executive Officer, and Robert C. Leahy, Brooktrout’s Vice President of Finance and Operations. The restrictions set forth in these agreements will be triggered upon a termination of employment of Messrs. Giler or Leahy, respectively, that would give rise to the payment of benefits under their respective Executive Retention Agreements, each of which is on file with the SEC and incorporated herein by reference, and shall apply for the one-year period beginning on the date of such employment termination. If the non-competition and non-solicitation provisions are triggered, each of Messrs. Giler and Leahy will be entitled to a cash payment of $400,000, payable on a quarterly basis over the one-year period following his termination date. Upon voluntary termination of employment, Brooktrout may elect to enforce these restrictions by making the cash payment described above to Messrs. Giler and Leahy, as applicable. These agreements also impose non-disclosure obligations. Each of the non-competition and non-solicitation agreements with Messrs. Giler and Leahy are filed as Exhibits 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Brooktrout plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Brooktrout, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Brooktrout through the web site maintained by the SEC at http://www.sec.gov.
     In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Brooktrout by contacting Investor Relations, Brooktrout Inc., 250 First Avenue, Needham, MA 02494- 2814, or by telephone at (781) 292-9378.
     Brooktrout and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Brooktrout’s directors and executive officers is contained in Brooktrout’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and its proxy statement dated March 30, 2005, both of which are filed with the SEC. A more complete description will be available in the Proxy Statement. As of January 31, 2005, the Company’s directors and executive officers and their affiliates beneficially owned Brooktrout common stock and currently exercisable options of approximately 2,077,495 shares, or 16.2%, of Brooktrout’s outstanding common stock. In addition, at the request of the Buyer and in connection with the execution of the Merger Agreement, on August 18, 2005, Brooktrout entered into a one-year non-competition and non-solicitation agreement, to be effective at the effective time of the merger, with each of Eric R. Giler, Brooktrout’s President and Chief Executive Officer, and Robert C. Leahy, Brooktrout’s Vice President of Finance and Operations.
     A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     Statements in this Current Report on Form 8-K regarding the proposed transaction, the expected completion of the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and other statements about expectations, beliefs, goals and plans constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward- looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the proposed transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in Brooktrout’s industry, changes in government regulation, failure to manage the integration of Brooktrout and the Buyer, and other risks that are described in Brooktrout’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and its quarterly report on Form 10-Q for the quarter ended June 30, 2005. In addition, any forward-looking statements represent Brooktrout’s estimates only as of today and should not be relied upon as representing Brooktrout’s estimates as of any subsequent date. Brooktrout’s disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release, except as required by law.
Item 8.01. Other Events
     On August 18, 2005, Brooktrout issued a press release announcing the Merger Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Brooktrout intends to make available on its website a document entitled “ The Brooktrout-EAS Acquisition At-A-Glance” discussing the merger, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c)      Exhibits

2.1	Agreement and Plan of Merger, dated as of August 18, 2005, among Brooktrout, Inc., EAS Group, Inc. and XL Acquisition Corp.

10.1	Amendment No. 2 to Shareholder Rights Agreement, dated as of August 18, 2005, by and between Brooktrout, Inc. and EquiServe Trust Company, N.A.

10.2	Non-Competition and Non-Solicitation Agreement, dated as of August 18, 2005, between Brooktrout, Inc. and Eric R. Giler.

10.3	Non-Competition and Non-Solicitation Agreement, dated as of August 18, 2005, between Brooktrout, Inc. and Robert C. Leahy.

99.1	Press Release of Brooktrout, Inc. issued August 18, 2005.

99.2	The Brooktrout-EAS Acquisition At-A-Glance.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKTROUT, INC.
Date: August 18, 2005	By:	/s/ Robert C. Leahy
Robert C. Leahy
Vice President of Finance and Operations (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 18, 2005, among Brooktrout, Inc., EAS Group, Inc. and XL Acquisition Corp.

10.1	Amendment No. 2 to Shareholders Rights Agreement, dated as of August 18, 2005, by and between Brooktrout, Inc. and EquiServe Trust Company, N.A.

10.2	Non-Competition and Non-Solicitation Agreement, dated as of August 18, 2005, between Brooktrout, Inc. and Eric R. Giler

10.3	Non-Competition and Non-Solicitation Agreement, dated as of August 18, 2005, between Brooktrout, Inc. and Robert C. Leahy.

99.1	Press Release of Brooktrout, Inc. issued August 18, 2005.

99.2	The Brooktrout-EAS Acquisition At-A-Glance.